EXHIBIT 11

Computation of weighted average number of shares of common stock

                                             For the three months ended March
                                             --------------------------------
                                                        (in thousands)
                                                       1998        1999
                                                      ------     ------
Shares outstanding at beginning of period
  (net of 25,000 shares held in treasury)...          15,036     15,158

Weighted average shares issued .............               2         16
                                                      ------     ------

Shares used in the calculation of
   Basic EPS (weighted average shares
   outstanding) ............................          15,038     15,174

Effect of dilutive securities ..............             282        396
                                                      ------     ------

Shares used in the calculation of
  Diluted EPS ..............................          15,320     15,570
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